SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 4, 2007
Commission File Number: 0-7914
BASIC EARTH SCIENCE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-0592823

(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

1801 Broadway, Suite 620
Denver, Colorado	80202-3835

(Address of principal executive offices)	(Zip Code)
(303) 296-3076

(Registrant telephone including area code)
Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors; Compensatory Arrangements.
     Election of Director. On April 4, 2007, the Board of Directors amended the by-laws of the Company to increase the Board of Directors from three members to four members. Immediately thereafter, the Board voted to offer this vacancy to a prospective candidate, subject to his acceptance. With that acceptance, on April 12, 2007, Monroe W. Robertson was elected to fill the existing vacancy on the Board of Directors. In addition, Mr. Robertson has also been appointed to the Audit and Compensation Committees.
The following is a synopsis of Mr. Robertson’s business experience:
Monroe W. Robertson (57) currently serves on the Board of Directors of Cimarex Energy Company and is chairman of that board’s Audit Committee. Mr. Robertson began his career in 1973 with Gulf Oil Corporation and held various positions in engineering, corporate planning and financial analysis until 1986. From 1986 to 1992 he held various positions at Terra Resources and Apache Corporation. In 1992 Mr. Robertson joined Key Production Company as its Senior Vice President and Chief Financial Officer. In 1999 he was appointed President and Chief Operating Officer of that company and served in that role until 2002. Other than his service on Cimarex’s board which began in October 2005, for the past five years Mr. Robertson has been a private investor. Mr. Robertson received a Bachelor of Science degree in Mechanical Engineering along with Master of Science degrees in both Mechanical Engineering and Nuclear Engineering from the Massachusetts Institute of Technology in 1973. He also has received a Masters Degree in Business Administration from National University in 1979. Mr. Robertson is a member of the National Association of Corporate Directors. There are no family relationships between Mr. Robertson and any of the other members of the Board of Directors or the Company’s officers.
     Director Compensation. On March 8, 2007 the Board of Directors adopted a Director Compensation Plan which was to be effective on April 1, 2007. On April 12, 2007, the Board of Directors resolved issues concerning the Plan and then ratified the Plan effective as of April 1, 2007. Under this Plan, independent director compensation is comprised of a cash retainer, meeting fees, committee fees and a stock grant. Independent directors will receive an annual cash retainer of $16,000, in addition to $2,000 and $500 for quarterly and monthly meetings, respectively. Committee chairpersons of the Audit, Compensation and Nominating committees will receive $5,500, $4,500 and $3,500, respectively. Additionally, independent board members will receive an annual stock grant equal to $36,000 vested over three years. The number of shares included in each grant will be determined based upon the average closing price of the ten trading days preceding each April 1st anniversary date. Thus, effective April 1, 2007, subject to vesting, Messrs. Robertson and Rodgers are entitled to stock grants of 22,713 shares each. These stock grants will be ratified and confirmed by the Board of Directors.
Item 8.01. Other Events and Regulation FD Disclosure
On April 18, 2007, Basic Earth Science Systems, Inc. issued the press release attached as Exhibit 99.1 concerning the above mentioned Item 5.02 event.
Item 9.01. Exhibits
     (C) Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 18, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BASIC EARTH SCIENCE SYSTEMS, INC.

Date: April 18, 2007	By:	/s/ Ray Singleton

Ray Singleton, President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 18, 2007